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                                                                   EXHIBIT 99.9

   THIS RED REDEMPTION CERTIFICATION SHOULD BE COMPLETED BY THE BENEFICIAL HOLDER OF THE NOTES TO BE REDEEMED. TO BE EFFECTIVE, THIS REDEMPTION CERTIFICATION AND THE APPLICABLE FORM OF REDEMPTION MUST BE RECEIVED BY THE REDEMPTION AGENT NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON THE 80/TH/ DAY FOLLOWING THE CLOSING DATE (THE "REDEMPTION DEADLINE"). IN ADDITION, THE NOTES TO BE REDEEMED MUST BE TRANSFERRED TO THE REDEMPTION AGENT'S ACCOUNT ON THE 90/TH/ DAY FOLLOWING THE CLOSING DATE. THE UNDERSIGNED IS RESPONSIBLE FOR DELIVERING THIS REDEMPTION CERTIFICATION TO THE DEPOSITORY TRUST COMPANY PARTICIPANT (THE "DTC PARTICIPANT") HOLDING THE NOTES TO BE REDEEMED, SO THAT SUCH DTC PARTICIPANT HAS ADEQUATE TIME TO SEND IT, ALONG WITH THE APPLICABLE FORM OF REDEMPTION, TO THE REDEMPTION AGENT BY THE REDEMPTION DEADLINE. ALL CAPITALIZED TERMS USED HEREIN AND NOT OTHERWISE DEFINED HEREIN SHALL HAVE THE MEANINGS ASSIGNED TO SUCH TERMS IN THE AGREEMENT AND PLAN OF MERGER AND CONTRIBUTION, DATED AS OF FEBRUARY 13, 2002, AS AMENDED BY AND AMONG FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS, GOTHAM GOLF CORP., SOUTHWEST SHOPPING CENTERS CO. II, L.L.C. AND CERTAIN OTHER PARTIES.

                           REDEMPTION CERTIFICATION

            TO ACCOMPANY THE FORM OF REDEMPTION FOR THE REDEMPTION
                     OF THE 11% NOTES, DUE MAY 31, 2010 OF

                   SOUTHWEST SHOPPING CENTERS CO. II, L.L.C.

To the DTC Participant Through Which My Notes Are Held:

   The undersigned acknowledges receipt of the proxy statement-prospectus of First Union Real Estate and Mortgage Investments ("First Union"), Gotham Golf Corp. ("Gotham Golf Corp") and Southwest Shopping Centers Co. II, L.L.C.
("Southwest Shopping Centers"), dated [      ], 2002.

   This RED Redemption Certification instructs the Depository Trust Company participant (the "DTC participant") holding the undersigned's 11% notes, due May 31, 2010, of Southwest Shopping Centers, which DTC participant may be the same person as the undersigned, that the undersigned elects to redeem all of the notes eligible for redemption that are beneficially owned by the undersigned and that the DTC participant holds for the account of the undersigned, subject to certain terms, conditions and limitations set forth in the Agreement and Plan of Merger and Contribution, dated as of February 13, 2002 (as amended, the "merger agreement"), the proxy statement-prospectus and the Indenture (the "Indenture"), among Southwest Shopping Centers, The Bank of New York, as trustee, Archon Group, L.P., as servicer, and Archon Group, L.P., as special servicer.

   Pursuant to the terms of the merger agreement and the Indenture, the undersigned hereby certifies to the redemption agent and Southwest Shopping Centers that:

    1. The notes to be redeemed were received by the undersigned through the Cash and Note Election;

    2. None of the notes to be redeemed was issued pursuant to the Shareholder Note Purchase Right;

    3. No beneficial interest in the notes to be redeemed has been transferred, either directly or indirectly, after the Closing Date; and

    4. The notes to be redeemed include all of the notes beneficially owned by the undersigned that are eligible for redemption pursuant to the undersigned's Redemption Right.

   The undersigned acknowledges that, if any of the above certifications are untrue, or the redemption agent fails to receive this Redemption Certification along with the accompanying Form of Redemption (which is to be completed by the DTC participant holding the undersigned's notes) by 5:00 p.m. on the 80/th/ day following the

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Closing Date (the "redemption deadline"), or if the notes to be redeemed are not transferred to redemption agent's account on the 90/th/ day following the Closing Date, Southwest Shopping Centers and its designee have the option, in their sole discretion, not to redeem any notes pursuant to this Redemption Certification and accompanying Form of Redemption. Furthermore, the undersigned authorizes the redemption agent to follow any election and to rely upon all representations, certifications and instructions contained in this Redemption Certification. The undersigned acknowledges that the DTC participant through its notes are held is responsible for forwarding the appropriate payment to the undersigned for any redeemed notes.

   This RED Redemption Certification instructs the DTC participant holding the undersigned's notes that the undersigned hereby elects to redeem all of the undersigned's notes eligible for redemption, subject to certain terms, conditions and limitations set forth in the merger agreement and the Indenture.


  CERTIFICATIONS                           Aggregate Principal Amount of Notes
                                           to be Redeemed: ___________________
  Check all of the following that apply:

[_] The aggregate principal amount of      ------------------------------------
    notes to be redeemed were received          (SIGNATURE(S) OF OWNER(S))
    by the undersigned through the Cash
    and Note Election.                     Name: _____________________________
                                                      (PLEASE PRINT)
[_] None of the aggregate principal
    amount of notes to be redeemed was     Capacity: _________________________
    purchased through the Shareholder
    Note Purchase Right (as defined in     Address: __________________________
    the merger agreement).
                                           ------------------------------------
[_] No beneficial interest in the notes             (INCLUDE ZIP CODE)
    to be redeemed has been
    transferred, either directly or        Area Code and Telephone Number: ___
    indirectly, after the Closing Date
    (as defined in the merger              Account No.: ______________________
    agreement).
                                           ------------------------------------
[_] The notes to be redeemed include           SOCIAL SECURITY OR OTHER TAX
    all of the notes beneficially owned            IDENTIFICATION NUMBER
    by the undersigned that are
    eligible for redemption pursuant to    Dated: ____________________________
    the undersigned's redemption right.

------------------------------------
  PLEASE NOTE THAT ALL OF THE BOXES
  ABOVE MUST BE CHECKED IN ORDER FOR
  THE UNDERSIGNED'S NOTES TO BE
  REDEEMED.

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